UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2010
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17190 Bernardo Center Drive
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 4, 2010, the compensation committee of the board of directors of BioMed Realty Trust, Inc. (the “Company”) determined the annual base salaries of the Company’s executive officers for 2010 and the executive officers’ 2009 cash bonuses and granted to the executive officers awards of restricted stock. These salaries, bonuses and grants are summarized in the following table:

			Restricted Stock
Name and Position	2010 Base Salary	2009 Cash Bonus	Awards(1)

Alan D. Gold Chairman and Chief Executive Officer	$685,000	$1,417,500	183,240

R. Kent Griffin, Jr. President, Chief Operating Officer and Chief Financial Officer	$438,000	$783,750	107,220

Gary A. Kreitzer Executive Vice President, General Counsel	$100,000	$0	3,020

Matthew G. McDevitt Executive Vice President, Acquisitions and Leasing	$360,000	$470,250	51,400

(1)	The restricted stock will vest 1/4 on each of January 1, 2011, 2012, 2013 and 2014 with respect to the grants to Messrs. Gold, Griffin and McDevitt, and will vest in its entirety on January 1, 2011 with respect to the grant to Mr. Kreitzer.
Item 8.01 Other Events.
     On January 1, 2010, each of Messrs. Gold, Griffin, McDevitt and Greg N. Lubushkin, the Company’s Vice President, Chief Accounting Officer, elected to pay their respective tax withholding obligations on restricted stock that vested on that date by having a portion of such shares forfeited to the Company. Each of these transactions was reported on a Form 4 filed with the Securities and Exchange Commission on January 4, 2010.
     On November 9, 2009, BioMed Realty, L.P., the operating partnership subsidiary of the Company (the “Operating Partnership”), launched a cash tender offer to purchase any and all of its 4.50% Exchangeable Senior Notes due 2026 (the “Notes”). On December 11, 2009, the Operating Partnership closed on the tender offer, pursuant to which it repurchased and subsequently canceled approximately $61.3 million in aggregate principal amount of the Notes, representing approximately 57% of the aggregate principal amount of the Notes outstanding prior to the tender offer. The aggregate consideration for the Notes accepted for purchase, including accrued and unpaid interest, was approximately $61.8 million. After giving effect to the purchase of the tendered Notes, approximately $46.2 million aggregate principal amount of the Notes remained outstanding. As a result of the non-cash write-off of certain deferred loan fees and a debt discount related to the Notes, the Company will record a charge to earnings and funds from operations of approximately $2.9 million in the fourth quarter of 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2010	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
		Name:	Kent Griffin
		Title:	President, Chief Operating Officer and Chief Financial Officer